                                  EXHIBIT 10.3

                           SECOND AMENDMENT TO LEASE


                 This Amendment ("Agreement") is made as of the 2nd day of September, 1997 by and between LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership (hereinafter called "Landlord"), and CIPRICO, INC., a Delaware corporation (hereinafter called "Tenant").

BACKGROUND:

         A. Tenant and Landlord's predecessor-in-interest are parties to that certain Lease dated as of December 3, 1991 with respect to certain premises containing approximately 30,982 square feet of Rentable Area consisting of suites 60, 70, 80, 90, 100, 110 and 120 in that certain building known as the 2800 Campus Drive Building, all as more particularly described in the Lease.

         B. The Lease was amended by that certain First Amendment to Lease dated July 1, 1996 by and between Tenant, as tenant, and NWBC Associates Limited Partnership, as landlord (the "First Amendment"). The term "Lease" herein shall mean the Lease, as so amended.

         C. Landlord is the successor-in-interest to NWBC Associates Limited Partnership.

         D. The First Amendment, among other things, provides that effective February 1, 1998, the Premises shall be increased by the 5,460 square feet shown crosshatched on Exhibit A to the First Amendment.

         E. Subject to the terms and conditions set forth below, Landlord and Tenant desire to amend the Lease so as to accelerate the effective date of the expansion of the Premises from February 1, 1998 to October 1, 1997.
AMENDMENT:

         Now, therefore, for good and valuable consideration, the receipt and legal sufficiency of which the undersigned acknowledge, the undersigned agree as follows:

         1. Section 2.2 of the First Amendment is hereby amended and restated in its entirety as follows:

                          "2.2.  Effective October 1, 1997, the Premises shall
                 be increased by that 5,460 square feet shown crosshatched on the attached Exhibit A (the "Additional Space")."

         2. Section 2.3 of the First Amendment is hereby amended and restated in its entirety as follows:

                          "2.3  Effective October 1, 1997, Tenant's percentage
                 of occupancy for determination of Tenant's pro rata share of Operating Expenses and Real Estate Taxes shall be increased to fifty six and 39/100ths percent (56.39%).

         3. Section 2.4 of the First Amendment is hereby amended and restated in its entirety as follows:

                          "The Base Rent schedule, payable in equal monthly
                 installments in advance in accordance with Section 2 of the Lease, based on 36,442 square feet, shall be as follows:

                 PERIOD                            BASE RENT                         MONTHLY BASE RENT
                                                   PER SQUARE FOOT
                 10/1/97-12/31/97                  $7.00                             $21,257.83
                 1/1/97-7/31/00                    $8.87                             $26,936.71
                 8/1/00-10/31/02                   $9.76                             $29,639.49"

         4. The parties agree that notwithstanding the acceleration of the effective date for the expansion of the Premises from February 1, 1998 to October 1, 1997, the date set forth in Section 2.5 of the First Amendment by which payment of the $100,024 leasehold improvement allowance must be made shall remain unchanged at February 1, 1998.

         5. This Second Amendment is contingent upon Landlord obtaining control of the Additional Space, currently leased to Kiland Distributing, on or before October 1, 1997. If for any reason Kiland Distributing has not relinquished the Additional Space to Landlord on or before October 1, 1997, this Second Amendment shall be null and void and of no force or effect.

         6. Except as may be otherwise specifically provided, the Premises and the Additional Space shall be leased to Tenant on the terms and conditions set forth in the Lease. In the event of any inconsistencies between the terms of the Lease and this Agreement, the terms of this Agreement shall have control. All capitalized terms not otherwise defined herein shall have the meaning given to them in the Lease.

        The parties have executed this Agreement as of the date stated in the opening paragraph of this Agreement.

        TENANT:                     CIPRICO, INC. BY:
                                    BY: /s/ Cory J. Miller
                                       ----------------------------
                                    ITS: V.P. of Finance/CFO
                                        ---------------------------

        LANDLORD:                   LIBERTY PROPERTY LIMITED
                                    PARTNERSHIP

                                    BY:  LIBERTY PROPERTY TRUST, GENERAL PARTNER

                                        BY:     /s/ illegible
                                           ------------------------
                                        ITS: Senior Vice President
                                            -----------------------

                                   EXHIBIT A





Floor plan of leased premises showing additional 5,460 square feet being leased.